Exhibit 10.13.6


                                SECOND AMENDMENT

                                       TO

              ALBERTSON'S, INC. EXECUTIVE PENSION MAKEUP PLAN



     WHEREAS, the Albertson's, Inc. Executive Pension Makeup Plan (the "Plan") was amended and restated, effective January 1, 1995;

     WHEREAS, Albertson's Inc. (the "Employer") has adopted the Albertson's Savings & Retirement Estates II, a profit sharing plan ("ASRE II") and the Albertson's, Inc. 2000 Deferred Compensation Plan, a nonqualified deferred compensation plan ("2000 Plan").

     WHEREAS, the Employer has amended the Albertson's Salaried Employees' Pension Plan and the Albertson's Employees' Corporate Pension Plan (the "Pension Plans") to establish a floor-offset arrangement with ASRE II in order to provide a minimum level of benefits to certain participants who are also covered by the Pension Plans;

     WHEREAS, the Employer desires to further amend the Plan to reflect the amendments to the Pension Plans and the adoption of ASRE II and the 2000 Plan by the Employer;

     NOW, THEREFORE, the following amendments to the Plan are hereby adopted, effective October 1, 1999:

     1. Definitions for the terms "ASRE II", "ASRE Makeup Plan" and "2000 Plan" are added to Article I of the Plan to read in their entirety as follows:

            "ASRE II" shall mean the Albertson's Savings & Retirement Estates II, as from time to time amended, established and maintained by the Employer.

            "ASRE Makeup Plan" shall mean the Albertson's,  Inc.  Executive ASRE
            Makeup  Plan,  as  from  time  to  time  amended,   established  and
            maintained by the Employer.

                  . . .

            "2000 Plan" shall mean the Albertson's, Inc. 2000
            Deferred Compensation Plan, as from time to time amended, established and maintained by the Employer.


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

     2. Section 2.01 is amended and restated to read in its entirety as follows:

     2.01 Eligibility to Participate. An Employee shall be eligible to participate in the Plan only if specified, either by name or by class of employees, by resolution of the Board of Directors of the Employer. Notwith-standing the foregoing, effective November 20, 1999, only Employees who were participants in the Corporate Pension Plan or Salaried Pension Plan on such date, shall be eligible to participate in the Plan. Once an Employee becomes a Participant, the Employee shall remain a Participant until the earlier of the Participant's death or the complete distribution of the Participant's Accrued Benefit.

     3. Section 3.01 is amended and restated to read in its entirety as follows:

     3.01 Amount of Accrued Benefit. (a) An Officer Participant's Accrued Benefit shall be a monthly retirement benefit equal to an amount calculated pursuant to Section 4.01 (as amended from time to time), or any successor
provision   thereto,   of  the  Salaried   Pension   Plan  with  the   following
modifications:

               (i) Any restrictions on the amount of such benefit contained in the Salaried Pension Plan or required by law with respect to "qualified" defined benefit plans (including, but not limited to, the limitations of Section 415 of the Internal Revenue Code of 1986, as amended, and any successor thereto) shall not be taken into account;

               (ii) Any limitation on the amount of annual compensation of the Officer Participant shall not be taken into account;

               (iii) Annual compensation shall include (A)compensation otherwise payable by the Employer to the Officer Participant which the Officer Participant elects to defer under either of the Deferred Compensation Plans, or the 1990 Plan or the 2000 Plan for the year in which the compensation is deferred, but only those components of deferred compensation which, if not deferred, would be taken into account in determining benefits under the Salaried Pension Plan; (B) compensation deferred under certain deferred compensation arrangements relating to phantom stock, which arrangements have been superseded by Employer contributions to Albertson's, Inc. Senior Executive Deferred Compensation Plan; and (C) Employer contributions to Albertson's, Inc. Senior Executive Deferred Compensation Plan;

               (iv) All years of credited service of the Officer Participant under the Corporate Pension Plan and all years of credited service of the Officer Participant under the Salaried Pension Plan, shall be taken into account; and


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

               (v) Such Officer Participant's Accrued Benefit shall be reduced by the sum of (A) the Officer Participant's accrued benefit under the Salaried Pension Plan, (B) the Officer Participant's accrued benefit, if any, under the Corporate Pension Plan, and (C) the actuarial equivalent of the Officer Participant's vested account balances in the "company contribution on pay accounts" under ASRE II and ASRE Makeup Plan.

          If an Officer Participant becomes a Non-Officer Participant or otherwise ceases to be in the eligible class of employees under
          Section 2.01 without retiring or terminating employment with the Employer, the Participant's benefit shall continue to accrue and be calculated pursuant to this Section 3.01(a).

               (b) A Non-Officer Participant's Accrued Benefit shall be a monthly retirement benefit equal to an amount calculated pursuant to
          Section 4.01 (as amended from time to time), or any successor provision thereto, of the Salaried Pension Plan with the following modifications:

                    (i) Annual compensation shall include compensation otherwise payable by the Employer to the Non-Officer Participant which the Non-Officer Participant elects to defer under the 1990 Plan or 2000 Plan for the year in which the compensation is deferred, but only those components of deferred compensation which, if not deferred, would be taken into account in determining benefits under the Salaried Pension Plan; and

                    (ii) Such Non-officer Participant's Accrued Benefit shall be reduced by the sum of (A) the Non-Officer Participant's accrued benefit under the Salaried Pension Plan and (B) by the actuarial equivalent of the Non-officer Participant's vested account balances in the "company contribution on pay accounts" under ASRE II and ASRE Makeup Plan. If a Non-Officer Participant ceases to be in the eligible class of employees under Section 2.01 without retiring or terminating employment with the Employer, the Participant's benefit shall continue to accrue and be calculated pursuant to this Section 3.01(b).

     IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by its officer, duly authorized by its Board of Directors, this 1st day of December, 1999. ALBERTSON'S, INC.



ATTEST:                                  By  /s/  Thomas R. Saldin
                                             --------------------------------
/s/  Kaye L. O'Riordan                   Its Executive Vice President
----------------------                       and General Counsel
                                             --------------------------------


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